DELAWARE GROUP CASH RESERVE

Registration No. 811-02806
FORM N-SAR
Annual Period Ended March 31, 2013

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.
WS: MFG_Philadelphia: 871030: v1

WS: MFG_Philadelphia: 865303: v1